UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2019

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The information in Item 7.01 of this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Retirement of Director: On February 11, 2019, David J. Bronczek provided notice of his decision to retire from the Board of Directors (the “Board”) of International Paper Company (the “Company”) effective February 28, 2019. Mr. Bronczek has served with distinction on the Board since 2006. Mr. Bronczek’s decision to retire was not the result of any disagreement with the Company or its management on any matter.

(d)    Election of New Director: On February 12, 2019, the Board elected Anders Gustafsson as a director and assigned him to its Audit and Finance Committee and Public Policy and Environment Committee effective March 1, 2019. Mr. Gustafsson’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2019, at which time his continued Board service will be subject to renomination and stockholder approval. With the concurrent retirement of Mr. Bronczek and election of Mr. Gustafsson, the size of the Board will remain 11 members.

Mr. Gustafsson, age 58, is the Chief Executive Officer and a member of the board of directors of Zebra Technologies Corporation, a global leader in innovating at the edge of the enterprise, designing and marketing specialty printers, mobile computing, data capture, radio frequency identification products and real-time locating systems, positions he has held since 2007. Prior to joining Zebra Technologies, he served as Chief Executive Officer of Spirent Communications plc, a publicly traded telecommunications company, from 2004 until 2007. From 2000 until 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson is a member of the board of directors of Dycom Industries Inc., a company that provides construction and specialty services to the telecommunications industry. He also serves as a trustee of the Shedd Aquarium. He has a Master of Business Administration

from the Harvard Graduate School of Business and a Master of Science degree in electrical engineering from Chalmers University of Technology in Gothenburg, Sweden. He was a Fulbright Scholar and received numerous fellowships and scholarships for academic excellence.

The Board of Directors has determined that Mr. Gustafsson is independent, meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2018, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Gustafsson was not pursuant to any arrangement or understanding between him and any other person. The Governance Committee of the Board of Directors recommended him to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying him as a potential Board candidate.

Mr. Gustafsson will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SECTION 7. REGULATION FD.

Item 7.01.	Regulation FD Disclosure.

On February 15, 2019, the Company issued a press release announcing the director election described above under Item 5.02(d). Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated February 15, 2019.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated February 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: February 15, 2019	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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